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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 11, 2015

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2015, Advance Auto Parts, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with Starboard Value LP and certain of its affiliates (collectively, “Starboard”) regarding the membership and composition of the Company’s board of directors (the “Board”).

Pursuant to the Agreement, the Board agreed to immediately appoint Jeffrey C. Smith, the Managing Member, CEO and Chief Investment Officer of Starboard, as a director of the Company. In addition, Starboard will be entitled to recommend two additional independent nominees to serve as directors of the Company (the “Independent Appointees”), each of whom must be reasonably acceptable to the Board. The Company has also agreed to nominate two additional independent directors (the “Independent Nominees” and, together with the Independent Appointees, the “New Independent Directors”) for election at the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”). The Agreement further provides that following the conclusion of the 2016 Annual Meeting, the size of the Board will be no more than thirteen directors.

Pursuant to the Agreement, the Nominating and Corporate Governance Committee of the Board will be comprised of Mr. Smith (as chairman) and John Ferraro, the Company’s lead independent director. The Agreement provides that the Nominating and Corporate Governance Committee will initiate a process for selecting a chief executive officer of the Company as successor to Darren R. Jackson (who has informed the Board of his intention to retire as discussed below in Item 5.02), with the CEO search process to be overseen by the Nominating and Corporate Governance Committee together with Jack Brouillard, the Company’s executive chairman.

In accordance with the Agreement, the Board agreed to appoint Mr. Smith as a member of the Compensation and Finance Committees of the Board. The Agreement further provides that each committee of the Board (other than the Nominating and Corporate Governance Committee) will include one New Independent Director.

Under the terms of the Agreement, from the date of the Agreement until the earlier of (i) 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2017 annual meeting of stockholders and (ii) 130 days prior to the first anniversary of the 2016 Annual Meeting, Starboard has agreed not to, among other things, (a) solicit proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors, (b) enter into a voting agreement or any “group” with stockholders of the Company, other than Starboard affiliates, (c) encourage any person to submit nominees in furtherance of a contested solicitation for the election or removal of directors or (d) submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders. Starboard has also generally agreed to vote all shares of Company common stock beneficially owned by Starboard in accordance with the Company’s recommendations at the 2016 Annual Meeting.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2015, the Board appointed the Company’s President, George E. Sherman, to the additional role of interim Chief Executive Officer, effective January 3, 2016, to succeed Darren R. Jackson, the Company’s current CEO, who will retire as CEO and as a member of the Board on January 2, 2016. Additionally, the Board named current Board Chair John C. Brouillard to the role of Executive Chairman, and current Board member John F. Ferraro as the Board’s lead independent director, each effective November 12, 2015. Biographical information regarding Messrs. Sherman, Brouillard and Ferraro may be found in the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 6. 2015 (the “2015 Proxy Statement”) under the captions “Information Concerning our Executive Officers” and “Nominees for Election to Our Board,” respectively, and is incorporated by reference herein.

On November 11, 2015, the Company and Mr. Sherman entered into a Second Amendment to the Employment Agreement between the Company and Mr. Sherman dated as of April 29, 2013 (the “Second Amendment”). The Second Amendment, which became effective November 11, 2015, provides that beginning on November 15, 2015 and continuing for such time as Mr. Sherman serves as the Company’s interim CEO, his base salary will be $950,000. Commencing with the Company’s 2016 fiscal year, his annual target bonus opportunity will be increased from 100% to 135%, with a maximum bonus opportunity of 200% of the annual target bonus amount, based on the Company’s performance as measured against performance criteria established by the Board’s Compensation Committee. In addition, on December 1, 2015, Mr. Sherman will receive an annual long-term incentive (“LTI”) grant, valued at $1,800,000 as of the date of the grant, pursuant to the Company’s 2014 Long-Term Incentive Plan and comprised of performance-based stock appreciation rights and time-based restricted stock units (RSUs) with vesting terms consistent with Mr. Sherman’s outstanding LTI grants which are described in the Company’s 2015 Proxy Statement. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Amendment, a copy of which will be filed as an exhibit to the Company’s 2015 Annual Report on Form 10-K.

On November 11, 2015, the Company entered into a Mutual Separation and Release Agreement (the “Release Agreement”) with Mr. Jackson, effective upon his retirement from the Company, under which he will receive severance benefits consistent with the provisions of his employment agreement with the Company, dated as of January 7, 2008, as subsequently amended, and described in the Company’s 2015 Proxy Statement, including payment of an amount equal to one times his annual base salary and the average of the bonus payments made to him for the fiscal years 2013 through 2015. The Company has also agreed to provide Mr. Jackson with certain additional benefits, including treatment as a retiree for purposes of his outstanding equity grants. Mr. Jackson has agreed to certain non-competition and non-solicitation obligations as well as to cooperate as needed by the Company for a period of two years. The foregoing description of the Release Agreement does not purport to be complete and is qualified in its entirety by the full text of the Release Agreement, a copy of which will be filed as an exhibit to the Company’s 2015 Annual Report on Form 10-K.

On November 11, 2015, the Company entered into a compensation arrangement (the “Letter Agreement”) with Mr. Brouillard, effective November 12, 2015, with regard to his role as Executive Chairman. During Mr. Brouillard’s tenure as Executive Chairman, he will be entitled to receive a base salary of $500,000 per annum. In addition, on December 1, 2015, he will receive a grant of RSUs valued at $500,000 as of the date of grant and vesting on December 1, 2016. If Mr. Brouillard’s tenure as Executive Chair and/or as a director of the Company ends prior to December 1, 2016, other than on account of his voluntary resignation, the RSUs will vest on December 1, 2016, in an amount based on the portion of time that he served as an employee and/or director as a percentage of the full one-year vesting period. If he voluntarily resigns prior to December 1, 2016, the RSUs will be forfeited. During his tenure as Executive Chairman, Mr. Brouillard has agreed to forego compensation as a non-employee director. The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by the full text of the Letter Agreement, which will be filed as an exhibit to this Company’s 2015 Annual Report on Form 10-K.

Pursuant to the Settlement Agreement described above in Item 1.01, on November 11, 2015, the size of the Board was increased from 12 members to 13 members and Jeffrey C. Smith was appointed as a director of the Company, effective November 12, 2015. Mr. Smith has been appointed as the Chair of the Board's Nominating and Corporate Governance Committee and as a member of the Board’s Compensation and Finance Committees. Mr. Smith’s compensation for his services as a non-employee director will be consistent with the Company's compensation practices for non-employee directors described in the Company's 2015 Proxy Statement under the caption “Director Compensation.”

Mr. Smith, age 43, is a Managing Member, CEO and Chief Investment Officer of Starboard Value LP, a New York-based investment adviser that invests in publicly traded U.S. companies, a position he has held since April 2011. Prior to founding Starboard, he was a Partner Managing Director of Ramius LLC, an investment adviser, and the Chief Investment Officer of the Ramius Value and Opportunity Master Fund Ltd., a private investment fund. Prior to joining Ramius in January 1998, he served as Vice President of Strategic Development and a member of the board of directors of The Fresh Juice Company, Inc., a company engaged in the production, marketing, and sale of fresh and frozen fresh-squeezed fruit juices and other non-carbonated beverages to both food service and retail customers. Mr. Smith currently serves as Chairman of the board of directors of Darden Restaurants, Inc., a full service restaurant chain, a position he has held since October 2014.  Previously, he served on the boards of directors of Quantum Corporation, a global expert in data protection and big data management, from May 2013 to May 2015; Office Depot, Inc., an office supply company, from August 2013 to September 2014; Regis Corporation, which owns, operates and franchises hair and retail product salons, from October 2011 to October 2013; Surmodics, Inc., a provider of drug delivery and surface modification technologies to the healthcare industry, from January 2011 to August 2012; Zoran Corporation, a provider of digital solutions in the digital entertainment and digital imaging market from March 2011 until its merger that same year with CSR plc; Phoenix Technologies Ltd., a provider of core systems software products, services, and embedded technologies, from November 2009 until its sale in November 2010; Actel Corporation, a provider of power management solutions, from March 2009 until its sale in October 2010; S1 Corporation, a provider of customer interaction software for financial and payment services, from May 2006 to September 2008; and Kensey Nash Corporation, a medical technology company, from December 2007 to February 2009. Mr. Smith began his career in the Mergers and Acquisitions department at Société Generale.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2015, the Board adopted an amendment to Section 2.03 of the Amended and Restated By-Laws of the Company to provide that the number of directors constituting the Board of Directors shall be not less than seven (7) nor more than eighteen (18), effective as of November 12, 2015. A copy of the Amended and Restated By-Laws is attached as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01 Other Events.

On November 12, 2015, the Company issued press releases announcing the Company’s entry into the Agreement described in Item 1.01 and the leadership transition described in Item 5.02, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

3.1	Amended and Restated By-Laws of Advance Auto Parts, Inc., effective as of November 12, 2015.
10.1	Agreement, dated as of November 11, 2015, by and among Advance Auto Parts, Inc. and Starboard.
99.1	Press Release of Advance Auto Parts, Inc., dated November 12, 2015, announcing entry into the Agreement.
99.2	Press Release of Advance Auto Parts, Inc., dated November 12, 2015, announcing leadership transition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number

3.1	Amended and Restated By-Laws of Advance Auto Parts, Inc., effective as of November 12, 2015.
10.1	Agreement, dated as of November 11, 2015, by and among Advance Auto Parts, Inc. and Starboard.
99.1	Press Release of Advance Auto Parts, Inc., dated November 12, 2015, announcing entry into the Agreement.
99.2	Press Release of Advance Auto Parts, Inc., dated November 12, 2015, announcing leadership transition.